Exhibit 99.1

Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2022 Financial Results

FREMONT, Calif., February 7, 2023–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced fourth quarter and fiscal year 2022 financial results.

Fourth quarter 2022 highlights:

•	Revenues of $302 million, up 5% year-over-year and moderating 15% from a record Q3 2022;
•	Gross margin of 16.2% on a GAAP basis and 16.7% on a non‑GAAP basis;
•	Earnings per share of $0.49 on a GAAP basis and $0.72 on a non-GAAP basis; and
•	$39 million of cash flow from operations.

Fiscal 2022 highlights:

•	Record revenues of $1.28 billion, up 17% from 2021;
•	Gross margin of 16.6% on a GAAP basis and 17.0% on a non‑GAAP basis; and
•	Record earnings per share of $2.51 on a GAAP basis and $3.62 on a non-GAAP basis.

“As we reflect upon a record year for our industry in 2022, we must recognize the strong operational execution of the Ichor team, as we navigated through a highly dynamic and often challenging business environment,” commented Jeff Andreson, chief executive officer. “Given the confluence of unprecedented levels of customer demand as well as significant operational challenges, we are proud to deliver record financial results for the year, with revenue growth of 17% exceeding the overall industry, expanding gross margins, and record earnings.

“As we progressed through the fourth quarter, it became evident that the areas of weakness in wafer fab equipment, particularly those related to memory capital spending as well as the recent export restrictions into China, have resulted in significant reductions in near-term demand from our customers. As a result, we are currently witnessing quarter-over-quarter revenue declines that are modestly higher than what we were expecting a quarter ago. Fortunately, over the last few years we have significantly reduced our exposure to the memory market, and at this time, we do not expect similar levels of sequential declines beyond the first quarter of 2023. We will continue to demonstrate our ability to manage the cost structure of the business through the cycles and deliver solid financial results and cash flow generation. Ichor plays a crucial role in the global semiconductor manufacturing ecosystem, and we look forward to continuing our focus on developing proprietary new products and winning evaluation programs with both new and existing customers in the coming year.”

	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$301,720	$355,643	$287,188	$1,280,069	$1,096,917
Gross margin	16.2%	17.9%	16.4%	16.6%	16.2%
Operating margin	6.0%	9.2%	5.7%	6.7%	7.4%
Net income	$14,197	$29,031	$14,859	$72,804	$70,899
Diluted EPS	$0.49	$1.00	$0.51	$2.51	$2.45

	Q4 2022	Q3 2022	Q4 2021	FY 2022	FY 2021
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	16.7%	18.0%	17.1%	17.0%	16.7%
Operating margin	8.9%	11.6%	10.7%	9.8%	10.7%
Net income	$21,005	$35,354	$26,245	$104,863	$97,698
Diluted EPS	$0.72	$1.22	$0.90	$3.62	$3.37

U.S. GAAP Financial Results Overview

For the fourth quarter of 2022, revenue was $301.7 million, net income was $14.2 million, and net income per diluted share (“diluted EPS”) was $0.49. This compares to revenue of $355.6 million and $287.2 million, net income of $29.0 million and $14.9 million, and diluted EPS of $1.00 and $0.51, for the third quarter of 2022 and fourth quarter of 2021, respectively.

For 2022, revenue was $1.3 billion, net income was $72.8 million, and diluted EPS was $2.51. This compares to revenue of $1.1 billion, net income of $70.9 million, and diluted EPS of $2.45 for 2021.

Non-GAAP Financial Results Overview

For the fourth quarter of 2022, non-GAAP net income was $21.0 million and non-GAAP diluted EPS was $0.72. This compares to non-GAAP net income of $35.4 million and $26.2 million, and non-GAAP diluted EPS of $1.22 and $0.90, for the third quarter of 2022 and fourth quarter of 2021, respectively.

For 2022, non-GAAP net income was $104.9 million and non-GAAP diluted EPS was $3.62. This compares to non-GAAP net income of $97.7 million, and non-GAAP diluted EPS of $3.37 for 2021.

First Quarter 2023 Financial Outlook

For the first quarter of 2023, we expect revenue to be in the range of $210 million to $240 million. We expect GAAP diluted EPS to be in the range of ($0.03) to $0.16 and non-GAAP diluted EPS to be in the range of $0.19 to $0.37.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets and share-based compensation expense, including the tax adjustments related to these non-GAAP adjustments. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual or infrequent items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the fourth quarter of 2022 with cash and cash equivalents of $86.5 million, an increase of $30.0 million from the prior quarter, and an increase of $11.0 million from our 2021 fiscal year ending December 31, 2021.

The increase of $30.0 million during the fourth quarter was primarily due to net cash provided by operating activities of $38.8 million, partially offset by capital expenditures of $7.0 million.

The increase of $11.0 million during the year ended December 30, 2022 was primarily due to cash provided by operating activities of $31.5 million and net proceeds from our credit facilities of $7.5 million, partially offset by capital expenditures of $29.4 million.

Our cash provided by operating activities of $31.5 million during the year ended December 30, 2022 consisted of net income of $72.8 million and net non-cash charges of $46.3 million, which consisted primarily of depreciation and amortization of $35.1 million and share-based compensation expense of $13.9 million, partially offset by an increase in our net operating assets and liabilities of $87.6 million.

The increase in our net operating assets and liabilities of $87.6 million during the year ended December 30, 2022 was primarily due to a decrease in accounts payable of $50.2 million and an increase in inventories of $47.5 million, partially offset by a decrease in accounts receivable of $6.7 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call

We will conduct a conference call to discuss our fourth quarter and fiscal year 2022 results and business outlook today at 1:30 p.m. PT.

To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichorholdings20230207. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13735282.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended December 30, 2022, September 30, 2022, and December 31, 2021 were 13 weeks, 13 weeks, and 14 weeks, respectively. References to the fourth quarter of 2022, third quarter of 2022, and fourth quarter of 2021 relate to the three-month periods then ended. Our fiscal years ended December 30, 2022, and December 31, 2021, are 52 weeks and 53 weeks, respectively. References to 2022 and 2021 relate to the fiscal years then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our first fiscal quarter of 2023 and the outlook beyond the first quarter, statements regarding the impacts of current macroeconomic conditions, U.S. export restrictions on semiconductor-related goods and services, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on February 28, 2022.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 30, 2022	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$86,470	$56,463	$75,495
Accounts receivable, net	136,321	183,297	142,990
Inventories	283,660	290,658	236,133
Prepaid expenses and other current assets	7,007	5,164	8,153
Total current assets	513,458	535,582	462,771
Property and equipment, net	98,055	95,577	85,204
Operating lease right-of-use assets	40,557	35,723	29,790
Other noncurrent assets	12,926	13,349	9,166
Deferred tax assets, net	11,322	11,138	8,116
Intangible assets, net	72,022	75,964	89,927
Goodwill	335,402	335,402	335,902
Total assets	$1,083,742	$1,102,735	$1,020,876
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$110,165	$141,914	$159,727
Accrued liabilities	23,616	26,363	19,066
Other current liabilities	15,815	21,224	14,377
Current portion of long-term debt	7,500	7,500	7,500
Current portion of lease liabilities	9,196	8,062	7,633
Total current liabilities	166,292	205,063	208,303
Long-term debt, less current portion, net	293,218	294,977	285,253
Lease liabilities, less current portion	31,828	28,103	22,354
Deferred tax liabilities, net	29	38	38
Other non-current liabilities	4,879	4,709	4,213
Total liabilities	496,246	532,890	520,161
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,861,949, 28,801,274, and 28,551,160 shares outstanding, respectively; 33,299,388, 33,238,713, and 32,988,599 shares issued, respectively)	3	3	3
Additional paid in capital	431,415	427,961	417,438
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	247,656	233,459	174,852
Total shareholders’ equity	587,496	569,845	500,715
Total liabilities and shareholders’ equity	$1,083,742	$1,102,735	$1,020,876

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net sales	$301,720	$355,643	$287,188	$1,280,069	$1,096,917
Cost of sales	252,809	292,083	240,210	1,068,205	919,437
Gross profit	48,911	63,560	46,978	211,864	177,480
Operating expenses:
Research and development	4,947	4,859	4,222	19,564	15,691
Selling, general, and administrative	22,007	22,195	21,662	88,572	65,857
Amortization of intangible assets	3,942	3,959	4,749	17,905	14,918
Total operating expenses	30,896	31,013	30,633	126,041	96,466
Operating income	18,015	32,547	16,345	85,823	81,014
Interest expense, net	4,212	3,249	1,454	11,056	6,451
Other expense (income), net	111	(210)	704	(563)	807
Income before income taxes	13,692	29,508	14,187	75,330	73,756
Income tax expense (benefit)	(505)	477	(672)	2,526	2,857
Net income	$14,197	$29,031	$14,859	$72,804	$70,899
Net income per share:
Basic	$0.49	$1.01	$0.52	$2.54	$2.51
Diluted	$0.49	$1.00	$0.51	$2.51	$2.45
Shares used to compute net income per share:
Basic	28,830,505	28,769,135	28,465,870	28,714,550	28,259,607
Diluted	29,046,802	29,050,396	29,045,351	28,963,031	28,979,352

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$14,197	$29,031	$14,859	$72,804	$70,899
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,357	8,349	8,323	35,100	25,992
Share-based compensation	3,799	3,719	3,367	13,924	11,473
Deferred income taxes	(193)	(1,891)	(2,848)	(3,215)	(1,863)
Amortization of debt issuance costs	116	116	158	465	883
Gain on sale of asset disposal group	—	—	—	—	(504)
Loss on extinguishment of debt	—	—	737	—	737
Other	—	—	165	—	484
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	46,976	(24,894)	(12,751)	6,669	(33,454)
Inventories	6,998	(331)	(30,075)	(47,527)	(89,249)
Prepaid expenses and other assets	477	1,570	(934)	4,508	786
Accounts payable	(31,667)	(6,055)	17,415	(50,175)	38,649
Accrued liabilities	(3,175)	4,237	(5,292)	3,648	(6,740)
Other liabilities	(7,111)	5,723	(2,263)	(4,748)	(2,821)
Net cash provided by (used in) operating activities	38,774	19,574	(9,139)	31,453	15,272
Cash flows from investing activities:
Capital expenditures	(6,975)	(8,045)	(2,135)	(29,433)	(20,839)
Cash paid for acquisitions, net of cash acquired	—	500	(268,766)	500	(268,766)
Purchase of marketable securities	—	—	(10,164)	—	(115,197)
Proceeds from maturities and sales of marketable securities	—	—	108,713	—	114,713
Proceeds from sale of property and equipment	—	—	—	—	504
Net cash used in investing activities	(6,975)	(7,545)	(172,352)	(28,933)	(289,585)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	675	1,126	2,527	3,768	9,664
Employees' taxes paid upon vesting of restricted share units	(592)	(881)	(1,002)	(2,813)	(3,616)
Debt issuance and modification costs	—	—	(1,852)	—	(1,852)
Borrowings on revolving credit facility	—	—	137,591	25,000	137,591
Repayments on revolving credit facility	—	—	(11,753)	(10,000)	(41,753)
Proceeds from term loan	—	—	94,175	—	94,175
Repayments on term loan	(1,875)	(1,875)	(90,738)	(7,500)	(97,300)
Net cash provided by (used in) financing activities	(1,792)	(1,630)	128,948	8,455	96,909
Net increase (decrease) in cash	30,007	10,399	(52,543)	10,975	(177,404)
Cash at beginning of period	56,463	46,064	128,038	75,495	252,899
Cash at end of period	$86,470	$56,463	$75,495	$86,470	$75,495
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$4,133	$3,162	$2,433	$10,590	$7,123
Cash paid during the period for taxes, net of refunds	$950	$836	$3,856	$3,285	$5,642
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,543	$1,625	$930	$1,543	$930
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$6,731	$1,571	$22,404	$17,889	$24,643

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
U.S. GAAP gross profit	$48,911	$63,560	$46,978	$211,864	$177,480
Non-GAAP adjustments:
Share-based compensation	501	553	437	2,056	1,384
Facility shutdown costs (1)	—	—	314	—	2,611
Fair value adjustment to inventory from acquisitions (2)	—	—	1,441	2,492	1,652
Other (3)	933	—	—	933	106
Non-GAAP gross profit	$50,345	$64,113	$49,170	$217,345	$183,233
U.S. GAAP gross margin	16.2%	17.9%	16.4%	16.6%	16.2%
Non-GAAP gross margin	16.7%	18.0%	17.1%	17.0%	16.7%

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. Included in this amount are costs and charges directly related to the facility closure.

(2)

As part of the purchase price allocations of our acquisitions of IMG Companies, LLC (“IMG”) in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.

(3)	Included in this amount for 2022 are severance costs associated with a global reduction-in-force program.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
U.S. GAAP operating income	$18,015	$32,547	$16,345	$85,823	$81,014
Non-GAAP adjustments:
Amortization of intangible assets	3,942	3,959	4,749	17,905	14,918
Share-based compensation	3,799	3,719	3,367	13,924	11,473
Facility shutdown costs (1)	—	—	314	—	2,996
Settlement loss (2)	—	1,046	—	4,146	—
Fair value adjustment to inventory from acquisitions (3)	—	—	1,441	2,492	1,652
Acquisition costs (4)	—	—	4,386	296	4,386
Other (5)	1,144	—	—	1,144	498
Non-GAAP operating income	$26,900	$41,271	$30,602	$125,730	$116,937
U.S. GAAP operating margin	6.0%	9.2%	5.7%	6.7%	7.4%
Non-GAAP operating margin	8.9%	11.6%	10.7%	9.8%	10.7%

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. Included in this amount are costs and charges directly related to the facility closure.

(2)

During the first and third quarters of 2022, we recorded loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters. We expect the settlements to be finalized and paid within 12 months.

(3)

As part of the purchase price allocations of our acquisitions of IMG in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.

(4)	Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(5)

Included in this amount for 2022 are severance costs associated with a global reduction-in-force program. Included in this amount for 2021 are primarily non-capitalized costs incurred in connection with our implementation of a new ERP system and our implementation of a Sarbanes-Oxley compliance program.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
U.S. GAAP net income	$14,197	$29,031	$14,859	$72,804	$70,899
Non-GAAP adjustments:
Amortization of intangible assets	3,942	3,959	4,749	17,905	14,918
Share-based compensation	3,799	3,719	3,367	13,924	11,473
Facility shutdown costs (1)	—	—	314	—	2,996
Settlement loss (2)	—	1,046	—	4,146	—
Fair value adjustment to inventory from acquisitions (3)	—	—	1,441	2,492	1,652
Acquisition costs (4)	—	—	4,386	296	4,386
Other (5)	1,144	—	—	1,144	498
Loss on extinguishment of debt (6)	—	—	737	—	737
Tax adjustments related to non-GAAP adjustments (7)	(2,077)	(2,401)	(3,608)	(7,848)	(9,861)
Non-GAAP net income	$21,005	$35,354	$26,245	$104,863	$97,698
U.S. GAAP diluted EPS	$0.49	$1.00	$0.51	$2.51	$2.45
Non-GAAP diluted EPS	$0.72	$1.22	$0.90	$3.62	$3.37
Shares used to compute diluted EPS	29,046,802	29,050,396	29,045,351	28,963,031	28,979,352

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. Included in this amount are costs and charges directly related to the facility closure.

(2)

During the first and third quarters of 2022, we recorded loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters. We expect the settlements to be finalized and paid within 12 months.

(3)

As part of the purchase price allocations of our acquisitions of IMG in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.

(4)	Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(5)

Included in this amount for 2022 are severance costs associated with a global reduction-in-force program. Included in this amount for 2021 are primarily non-capitalized costs incurred in connection with our implementation of a new ERP system and our implementation of a Sarbanes-Oxley compliance program.

(6)

In October 2021, we entered into an amended and restated credit agreement. Pursuant to ASC 470, a portion of the refinance was treated as an extinguishment, resulting in a $0.7 million write-off of existing capitalized deferred issuance costs.

(7)	Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments. Additionally, this adjustment excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 30, 2022	September 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Net cash provided by (used in) operating activities	$38,774	$19,574	$(9,139)	$31,453	$15,272
Capital expenditures	(6,975)	(8,045)	(2,135)	(29,433)	(20,839)
Free cash flow	$31,799	$11,529	$(11,274)	$2,020	$(5,567)